As filed with the Securities and Exchange Commission on February 21, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.
(Exact name of registrant as specified in its Charter)

Delaware	52-2055918
incorporation or organization) (State or other jurisdiction of	(IRS. Employer Identification No.)
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Address of Principal Executive Offices, Zip Code)
MARRIOTT INTERNATIONAL, INC. EMPLOYEES’ PROFIT SHARING,
RETIREMENT AND SAVINGS PLAN AND TRUST
(Full title of the plan)
Edward S. Ryan, Esq.
Executive Vice President and General Counsel
Marriott International, Inc.
Dept. 52/923
10400 Fernwood Road
Bethesda, Maryland 20817
(301) 380-3000
(Name, Address, including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Copy to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of registration fee (2)
Class A Common Stock, par value $0.01 per share	$500,000,000	$500,000,000	$57,950.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers such amount of additional securities that may be offered pursuant to the terms of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. An indeterminate amount of interests to be offered or sold pursuant to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust were previously registered pursuant to Rule 416(c) on a registration statement on Form S-8 (File No. 333-166703) filed on May 10, 2010.

(2)	Calculated in accordance with Rule 457(o) of the Securities Act.

INTRODUCTION
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Marriott International, Inc., a Delaware corporation (the “Company” or the “Registrant”), and the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “Plan”), to register an additional $500,000,000 worth of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to be offered and sold to accounts of eligible employees of the Company under the Plan. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-166703) on May 10, 2010 registering $250,000,000 worth of Class A Common Stock issuable under the Plan and an indeterminate amount of interests in and to be offered or sold pursuant to, the Plan (the “Prior Registration Statement”), a registration statement on Form S-8 (File No. 333-202173) on February 19, 2015 registering $580,000,000 worth of Class A Common Stock issuable under the Plan and a registration statement on Form S-8 (File No. 333-209589) on February 18, 2016 registering $670,000,000 worth of Class A Common Stock issuable under the Plan.
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on February 14, 2017 (File No. 001-13881).

5.1	Internal Revenue Service determination letter, dated August 11, 2016, relating to the Plan.

23.1	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on February 21, 2017.

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Arne M. Sorenson
Arne M. Sorenson
President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Edward A. Ryan and Bancroft S. Gordon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2017
Arne M. Sorenson

/s/ Kathleen K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 21, 2017
Kathleen K. Oberg

/s/ Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 21, 2017
Bao Giang Val Bauduin

/s/ J.W. Marriott, Jr.	Chairman of the Board	February 21, 2017
J.W. Marriott, Jr.

/s/ Mary K. Bush	Director	February 21, 2017
Mary K. Bush

/s/ Bruce W. Duncan	Director	February 21, 2017
Bruce W. Duncan

/s/ Deborah Marriott Harrison	Director	February 21, 2017
Deborah Marriott Harrison

/s/ Frederick A. Henderson	Director	February 21, 2017
Frederick A. Henderson

/s/ Eric Hippeau	Director	February 21, 2017
Eric Hippeau

/s/ Lawrence W. Kellner	Director	February 21, 2017
Lawrence W. Kellner

/s/ Debra L. Lee	Director	February 21, 2017
Debra L. Lee

/s/ Aylwin B. Lewis	Director	February 21, 2017
Aylwin B. Lewis

/s/ George Muñoz	Director	February 21, 2017
George Muñoz

/s/ Steven S Reinemund	Director	February 21, 2017
Steven S Reinemund

/s/ W. Mitt Romney	Director	February 21, 2017
W. Mitt Romney

/s/ Susan C. Schwab	Director	February 21, 2017
Susan C. Schwab

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on February 14, 2017 (File No. 001-13881).

5.1	Internal Revenue Service determination letter, dated August 11, 2016, relating to the Plan.

23.1	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).